SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 5. OTHER MATTERS.

On August 15, 2003, the Registrant announced, among other things, that a federal judge awarded the Registrant double its compensatory damages and all of its attorney’s fees against Broadcom Corporation in the Registrant’s patent infringement lawsuit against Broadcom. The Registrant estimates that the total judgment against Broadcom will be between $7 and $10 million. The Registrant’s preliminary injunction will be converted to a permanent injunction once the Court enters its final judgment stopping the sale of all Broadcom infringing tuners in the U.S.

A copy of the press release is attached to this Report as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ NANCY A. RICHARDSON
Nancy A. Richardson
Chief Financial Officer, General Counsel and Secretary

Date: August 18, 2003

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Registrant’s press release issued on August 15, 2003, announcing, among other things, that a federal court awarded the Registrant double damages and attorney’s fees against Broadcom in its patent infringement lawsuit.	4